UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

SMARTHEAT INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53052	98 -0514768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (24) 2519-7699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 22, 2009, the Company issued a press release announcing the closing of its public offering of 8,333,000 shares of its common stock, which includes 1,086,913 shares sold as a result of the underwriters’ exercise of their over-allotment option in full at closing. After underwriting discounts and commissions and offering expenses, the Company received net proceeds of US $69,507,210.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Exhibit 99.1	Press release dated September 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2009

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chairman & Chief Executive Officer